Exhibit 99.1

Seven Stars Cloud Raises $12 Million USD from Advantech Capital II Investment Limited and Restructures GT Dollar Private Placement

NEW YORK, August 10, 2018 /PRNewswire/ -- Seven Stars Cloud Group, Inc. (NASDAQ: SSC) ("SSC" or the "Company"), a leading global technology firm focusing on digital asset production and distribution, today announced that it has successfully raised $12M (USD) from Advantech Capital Investment II Limited and restructured its Private Placement from GT Dollar to $10M. The Company will use these investments to accelerate the adoption of its artificial intelligence and blockchain-based technologies into various business verticals.

Advantech Capital is a leading private equity fund focused primarily on high-growth and innovation-driven industry sectors. Advantech has taken a strong interest in SSC and its strategy to deliver leading AI and Blockchain solutions across industry verticals. As such, Advantech has subscribed to $12M via a Convertible Note with SSC. SSC will be working with Advantech to leverage their global reach and strategic relationships with leading manufacturing companies in Asia, ultimately driving value for SSC and creating synergies as part of SSC’s Blockchain and AI driven strategy across industry verticals.

GT Dollar Pte. LTD. is a Singapore-based global virtual credit clearing system operator connecting over two million businesses worldwide. SSC will work closely with GT Dollar and leverage its distribution channels for digital assets. As part of its broader financing strategy, SSC has restructured and amended the Purchase Agreement to $10 million from its previous $40 million private placement. The $10 million is in exchange for SSC Common Stock.

Commenting on the announcement, Bruno Wu, Chairman and CEO of SSC, said: “We are very pleased to today announce a further strengthening of our financial position. These deals will help us continue to build out our unique ecosystem of Blockchain and AI technology partners, while at the same time rapidly scale our business and execute on our strategy.”

He continued: “Strategic and financial partnerships with firms such as Advantech Capital and GT Dollar not only demonstrate their commitment to SSC’s vision, but they bring a tremendous amount of value to our company in the form of sector expertise, global influence and reach, partnership networks and more.”

Federico Tovar, CFO of SSC, said: “This new capital and restructuring further capitalizes SSC as we work towards optimizing the cap table for the Company – such that SSC has strong commitments and capital resources to continue to rapidly scale our business, execute on our strategy, and create strong barriers to entry for our AI and Blockchain enabled ecosystem.

#  # #

About Seven Stars Cloud Group, Inc. (http://www.sevenstarscloud.com/)

Seven Stars Cloud (SSC) is a global technology company focused on digital asset production and distribution. Through strategic partnerships with and ownership stakes in leading Artificial Intelligence (AI) and blockchain companies, SSC is bringing transparency, efficiency, cost savings and new ownership paradigms to various markets including finance, commodities/energy, vertical industry/supply chain and consumer. With headquarters in New York, NY and its planned “Fintech Village” center for Technology and Innovation in West Hartford, CT, SSC is pioneering the new blockchain and AI-empowered economy.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Media Contacts

Seven Stars Cloud

Eric Soderberg, Forefront Communications for Seven Stars Cloud

Phone: 914-414-2884

Email: eric@forefrontcomms.com

IR Contacts

Federico Tovar, CFO Seven Stars Cloud

Chad Arroyo, CMO Seven Stars Cloud

Email: ir@sevenstarscloud.com